                                                                Exhibit 2(a)(ii)


                              ARTICLES OF AMENDMENT

                                       OF

                 COHEN & STEERS GLOBAL INCOME REALTY FUND, INC.

                              changing its name to

                COHEN & STEERS WORLDWIDE REALTY INCOME FUND, INC.


          Cohen & Steers Global Income Realty Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the articles of incorporation and inserting in lieu thereof the following:

                    "SECOND: The name of the corporation (hereinafter called the "Corporation") is Cohen & Steers Worldwide Realty Income Fund, Inc."

          SECOND: The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

          IN WITNESS WHEREOF, Cohen & Steers Global Income Realty Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on February 7, 2005.


                                  COHEN & STEERS GLOBAL INCOME REALTY FUND, INC.



                                  By:  /s/ Martin Cohen
                                     -------------------------------
                                      Martin Cohen
                                      President




Attest:

  /s/ Robert H. Steers
------------------------------
Robert H. Steers
Secretary


          The UNDERSIGNED President of Cohen & Steers Global Income Realty Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges same in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Martin Cohen
                                       -------------------------------
                                       Martin Cohen
                                       President